Exhibit 23.2

MANNING ELLIOTT

CHARTERED ACCOUNTANTS

11th floor, 1050 West Pender Street, Vancouver, BC, Canada V6E 3S7

Phone: 604. 714. 3600 Fax: 604. 714. 3669 Web: manningelliott.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts and Changes and Disagreements with Accountants on Accounting and Financial Disclosure" and to the use of our report dated March 23, 2006, included in the Registration Statement on Form SB-2 and related Prospectus of Uranerz Energy Corporation for the registration of shares of its common stock.

Manning Elliott LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

December 18, 2006